Exhibit 99.1

INVESTVIEW, INC. ANNOUNCES SETTLEMENT OF OUTSTANDING SEC INQUIRY

HAVERFORD, PA, January 17, 2025 – Investview, Inc. (OTCQB: INVU), operates a diversified financial technology services company offering multiple business units across key sectors. These include a financial education division offering tools, content, and research through a global network of independent distributors; a manufacturing division focused on proprietary aesthetics, health, nutrition, & cognitive wellness products for wholesale and retail markets, with strategic plans for global expansion; an early-stage online trading platform that intends to offer self-directed retail brokerage services; and a business unit that owns and operates a sustainable and cost-effective blockchain business focused on bitcoin mining and transaction validation, announced today that it has reached an agreement with the U.S. Securities and Exchange Commission (SEC) to resolve the SEC inquiry previously disclosed by the Company during November 2021.

The SEC Order, the factual and legal findings of which the Company neither admits nor denies, relates to a program developed by prior management involving the sale/leaseback of high-performance server equipment primarily used for bitcoin mining to investors from July 2019 through June 2020 (the “Apex Program”). As reflected in the Order, the SEC concluded that the interests the Company offered in connection with the Apex Program were unregistered investment contracts sold in violation of Sections 5(a) and 5(c) of the Securities Act of 1933, as amended (the “Securities Act”). As part of the settlement, the Company agreed to pay the SEC a penalty of $375,000, and to cease and desist from committing any further violations of Sections 5(a) and 5(c) of the Securities Act.

Company President, James R. Bell, noted the proactive steps taken by current management in 2020 and 2021 to not only wind down the Apex Program, but through December 2024, to have fully returned to each customer their invested capital, together with a premium. Mr. Bell further added, “we are pleased that we could resolve this matter with the SEC and begin to focus all of our time and attention on building our business and executing on our recently announced growth initiatives.”

Victor Oviedo, Company CEO, added, “we believe that it was in the best interest of the Company and our shareholders to have put this matter behind us; particularly given the diversion of resources and management’s time and attention had we been required to engage in a protracted regulatory dispute. Most importantly, we were pleased to have fully cooperated with the SEC throughout its inquiry and taken prompt and extensive remedial action to address the issues related to the Apex Program. The Company remains committed to operating with integrity and the highest ethical and governance standards to ensure that we comply with all applicable securities rules and regulations and remain trusted stewards for all of our loyal shareholders.”

About Investview, Inc.

Investview, Inc., a Nevada corporation, operates a diversified financial technology services company, offering multiple business units across key sectors. These include a financial education division offering tools, content, and research through a global network of independent distributors; a manufacturing division focused on proprietary aesthetics, health, nutrition, & cognitive wellness products for wholesale and retail markets, with strategic plans for global expansion; an early-stage online trading platform business that intends to offer self-directed retail brokerage services; and a business unit that owns and operates a sustainable and cost-effective blockchain business focused on bitcoin mining and transaction validation. For more information on Investview, please visit: www.investview.com. This announcement contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Actual results may differ significantly from management’s expectations.

Forward-Looking Statement

All statements in this release that are not based on historical fact are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements, which are based on certain assumptions and describe our future plans, strategies, and expectations, can generally be identified by the use of forward-looking terms such as “believe,” “expect,” “may,” “should,” “could,” “seek,” “intend,” “plan,” “goal,” “estimate,” “anticipate” or other comparable terms. These forward-looking statements are based on Investview’s current beliefs and assumptions and information currently available to Investview and involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance, or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by these forward-looking statements. Our forward-looking statements expect that we will be able to fund the Company’s various growth initiatives through existing cash resources, or if additional capital is required, through the offer and sale of Company securities, either publicly or through private sources, or through borrowings from third-party sources. There can be no assurances that any such sources of funding will be available in the future on terms acceptable to the Company, if at all. Furthermore, our settlement with the SEC, in as much as it causes us to cease and desist from committing any further violations of Sections 5(a) and 5(c) of the Securities Act, could, absent an SEC waiver, impair our efforts to raise private capital under a commonly used exemption from the SEC’s registration requirements, which could make such financing efforts more difficult and less efficient. More information on potential factors that could affect Investview’s financial results is included from time to time in Investview’s public reports filed with the U.S. Securities and Exchange Commission, including the Company’s most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K. The forward-looking statements made in this release speak only as of the date of this release, and Investview, Inc. assumes no obligation to update any such forward-looking statements to reflect actual results or changes in expectations, except as otherwise required by law.

# # #

Investor Relations

Contact: Ralph R. Valvano

Phone Number: 732.889.4300

Email: pr@investview.com